Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Renasant Corporation of our reports dated February 27, 2018, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of Renasant Corporation, appearing in the Annual Report on Form 10-K of Renasant Corporation for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ HORNE LLP

Memphis, Tennessee

June 1, 2018

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